                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 HAGGAR CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

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

                                        [LOGO]
                                     HAGGAR CORP.
                                  6113 LEMMON AVENUE
                                 DALLAS, TEXAS  75209


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD FEBRUARY 11, 1998


To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Haggar Corp. (the "Company") will be held in the Sam Rayburn Room of the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, on the 11th day of February, 1998, at 2:00 p.m. (local time) for the following purposes:

          1. To elect two Class II directors to serve until the expiration of their terms and until their successors are duly elected and qualified;

          2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year ending September 30, 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on December 29, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     You are cordially invited to attend the Annual Meeting.

                                        By Order of the Board of Directors



                                        /s/ J. M. Haggar, III
                                        ----------------------------------
                                        J. M. Haggar, III
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER


Dated:  January 16, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                     HAGGAR CORP.
                                  6113 LEMMON AVENUE
                                 DALLAS, TEXAS  75209



                                    PROXY STATEMENT

                                         FOR

                           ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD FEBRUARY 11, 1998

                               -----------------------


                       SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Haggar Corp., a Nevada corporation ("Haggar" or the "Company"), to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, February 11, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company or by executing and delivering to the Secretary of the Company a proxy bearing a later date. However, no such revocation shall be effective until notice thereof has been received by the Company at or before the Annual Meeting. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     In addition to the solicitation of proxies by mail, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed proxy will be borne by Haggar.

     The principal executive offices of Haggar are located at 6113 Lemmon Avenue, Dallas, Texas 75209. Haggar's mailing address is the same as that of its principal executive offices.

     This Proxy Statement and accompanying proxy are first being mailed on or about January 16, 1998. Haggar's Annual Report covering the Company's fiscal year ended September 30, 1997, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

                              PURPOSES OF THE MEETING

     At the Annual Meeting, the stockholders of Haggar will consider and vote on the following matters:

          1. The election of two Class II directors to hold office until the expiration of their terms and until their successors are duly elected and qualified;

          2. The ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year ending September 30, 1998; and

          3. The transaction of such other business that may properly come before the Annual Meeting or any adjournments thereof.


                                 QUORUM AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on December 29, 1997 (the "Record Date"). On the Record Date, there were 8,551,382 shares of Common Stock of the Company, par value $0.10 per share, issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required to approve all other matters to be presented at the Annual Meeting.

     Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matters.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     Prior to the completion of the Company's initial public offering of its Common Stock in December 1992, lineal descendants of J. M. Haggar, Sr. (the "Haggar family members") and their respective spouses controlled the voting and disposition of substantially all of the issued and outstanding shares of the Common Stock. By virtue of their family relationships, each Haggar family member could be deemed to be the beneficial owner of all shares of the Common Stock directly or indirectly owned or controlled by all other Haggar family members. Similarly, each child of J. M. Haggar, Sr. and his or her respective lineal descendants could be deemed to beneficially own as a group all of the shares of the Common Stock directly or indirectly owned or controlled by any of them. However, except as set forth below, each Haggar family member has disclaimed beneficial ownership of the shares of the Common Stock directly or indirectly owned or controlled by all other Haggar family members.

     The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each current director and nominee for director of the Company; (ii) the executive officers of the Company; (iii) all executive officers and current directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.

                                                   COMMON         PERCENT OF
                                                STOCK OWNED       CLASS OWNED
                                              BENEFICIALLY (1)  BENEFICIALLY (1)
                                              ----------------  ----------------

     J. M. Haggar, III (2)....................    700,865            8.0
     Frank D. Bracken (3).....................    167,071            1.9
     David M. Tehle (4).......................          0             *
     Richard W. Heath (5).....................     13,600             *
     Norman E. Brinker (6)....................      9,600             *
     Rae F. Evans (7).........................      7,600             *
     Carlos H. Cantu (8)......................      5,500             *

     All Executive Officers and Directors
      (7 persons) (9).........................    904,236           10.1

     Barrow Hanley Mewhinney & Strauss,
      Inc. (10)...............................    469,200            5.5
     Travelers Group, Inc. (11)...............    545,925            6.4
     Franklin Resources, Inc. (12)............    800,000            9.4

----------------------
*Less than 1%.

(1) Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to the shares of Common Stock shown as beneficially owned by them. Except as otherwise noted, shared voting and dispositive power is by virtue of serving as a trustee of various trusts for Haggar family members and/or as a director of a charitable foundation established by Haggar family members and, in such cases, more than one beneficial owner may be listed for the same shares.

(2) Includes 2,299 shares over which J. M. Haggar, III shares voting and dispositive power with his wife, 87,256 shares over which he otherwise shares voting and dispositive power and 190,000 shares which may be acquired pursuant to stock options that are currently exercisable.

(3) Includes 10,000 shares over which Mr. Bracken shares voting and dispositive power with his wife and 147,277 shares which may be acquired pursuant to stock options that are exercisable currently or within 60 days of the Record Date.

(4) Mr. Tehle became the Chief Financial Officer of the Company effective July 7, 1997.

(5) Includes 5,000 shares over which Mr. Heath shares voting and dispositive power with his wife and 8,600 shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(6) Includes 8,600 shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(7) Represents shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(8) Includes 5,400 shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(9) Includes 104,555 shares over which voting and dispositive power is shared and 367,477 shares which may be acquired pursuant to stock options which are exercisable currently or within 60 days of the Record Date.

(10) Based on information contained in Schedule 13G filed February 13, 1997, by Barrow Hanley Mewhinney & Strauss, Inc., whose address is 3232 McKinney Ave., 15th Floor, Dallas, Texas 75204.

(11) Based on information contained in Schedule 13G filed February 11 1997, by Travelers Group, Inc. ("Travelers") and its wholly-owned subsidiary Smith Barney Holdings, Inc. ("SB Holdings"), each of whose address is 388 Greenwich Street, New York, New York 10013. Travelers and SB Holdings report shared voting and dispositive power over such shares.

(12) Based on information contained in Schedule 13G filed February 13 1997, by Franklin Resources, Inc. ("FRI"), its two principal shareholders Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principals") and its wholly-owned subsidiary Franklin Advisory Services, Inc. ("FAS"). The address of FRI and the Principals is 777 Mariners Island Boulevard, San Mateo, California 94404, and the address of FAS is One Parker Plaza, Sixteenth Floor, Ft. Lee, New Jersey 07024.


                               ELECTION  OF  DIRECTORS
                                       (ITEM 1)

     The Board of Directors of the Company is divided into three classes presently consisting of two Class I directors, two Class II directors and two Class III directors. The term of office of the Class II directors expires at the 1998 Annual Meeting. The Board of Directors has proposed J. M. Haggar, III and Richard W. Heath as nominees for election as the two Class II directors to serve for three-year terms and until their successors are elected and qualified.

     If elected as a Class II director, Mr. Haggar will vacate his present position as a Class III director. In such event, the Board of Directors intends to fill the vacancy in the Class III directors at such time as a suitable candidate is identified and agrees to serve. The term of any person elected by the Board of Directors to fill the vacancy in the Class III directors would expire at the next Annual Meeting of Stockholders unless such Class III director is elected to a new three-year term by the stockholders.

     A plurality of the votes cast at the meeting is required to elect each nominee. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is withheld. Management has no reason to believe that any nominee will be unable to serve if elected. If any nominee should be unable to serve, the shares represented by a proxy may be voted for a substitute nominee to be designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR CLASS II DIRECTOR.

     NAME                AGE  POSITIONS WITH COMPANY
     ----                ---  ----------------------

     J. M. Haggar, III   46   Chairman of the Board, Chief Executive Officer and
                              Director

     Richard W. Heath    55   Director

     J. M. HAGGAR, III has served as Chairman of the Board of the Company since 1994, and as Chief Executive Officer since 1990. He has been a director of the Company since 1983. He also served as President of the Company from 1990 to 1994. Mr. Haggar joined the Company on a part-time basis in 1969 and on a full-time basis in 1973. Over the course of his career with the Company, Mr. Haggar has participated in virtually every aspect of the business, including three years in the Manufacturing Division, two years as the Dallas Service Center Manager, one year in the Sales Division, six years in the Marketing and Merchandising Division, and in 1985 was named President of the Menswear Division. Mr. Haggar also serves on the Boards of Directors of Texas Commerce Bank-Dallas and BeautiControl Cosmetics, Inc.

     RICHARD W. HEATH has served as a director of the Company since 1991.
He has been President, Chief Executive Officer and a director of BeautiControl Cosmetics, Inc., a direct seller of cosmetic and skin care products, since its inception in 1981. He has over 28 years of experience in the direct sales industry. Mr. Heath also serves on the Texas Parks and Wildlife Commission.

                EXECUTIVE OFFICERS AND DIRECTORS CONTINUING IN OFFICE

     Set forth below is information concerning the executive officers of the Company and the other directors of the Company whose terms will continue after the Annual Meeting:

     NAME                AGE  POSITIONS WITH COMPANY
     ----                ---  ----------------------

     Frank D. Bracken    57   President, Chief Operating Officer and Director

     David M. Tehle      41   Senior Vice President and Chief Financial Officer

     Norman E. Brinker   66   Director

     Rae F. Evans        49   Director

     FRANK D. BRACKEN has served as a director of the Company since 1991. He was elected President and Chief Operating Officer of the Company in 1994.
Mr. Bracken previously served as Executive Vice President of Marketing of the Company since 1991. He joined the Company as a management trainee in 1963 and has served as a Regional Sales Manager, Western Sales Manager, National Sales Manager, Senior Vice President of Sales and Merchandising and Senior Vice President of Marketing.

     DAVID M. TEHLE joined the Company as Senior Vice President and Chief Financial Officer on July 7, 1997. Prior to joining Haggar, Mr. Tehle served as Vice President of Finance for a division of The Stanley Works from 1996 to 1997, where he was responsible for worldwide finance, strategic planning, accounting, credit and tax functions. From 1993 to 1996, he served as Vice President of Finance and Chief Financial Officer of Hat Brands, Inc., the world's largest independent hat manufacturer. Before his tenure at Hat Brands, Mr. Tehle held various financial positions with Texas Instruments and served as Vice President of Finance for Ryder Aviall, an aviation supply company.

     NORMAN E. BRINKER has served as a director of the Company since 1990. He is the Chairman of the Board of Brinker International, Inc., a company that owns casual-style restaurants, including Chili's Grill & Bar, Romano's Macaroni Grill, On The Border, Cozymel's, Maggiano's Little Italy and The Corner Bakery. Mr. Brinker also served as Chief Executive Officer of Brinker International, Inc. from 1983 until 1995. He was the founder of Steak & Ale Restaurants and is a former Chairman of Burger King Corporation and a former President of The Pillsbury Restaurant Group.

     RAE F. EVANS has served as a director of the Company since 1994. She is President of Rae Evans & Associates, Inc., a firm specializing in Washington corporate strategies. Prior to founding Rae Evans & Associates, Inc. in 1995, Mrs. Evans had served as Vice President, National Affairs of Hallmark Cards, Inc. for 13 years. Mrs. Evans has served on the Board of Directors of Brinker International, Inc. since 1991. Mrs. Evans serves on the Board of Trustees of the Meridian International Center and the Women's Museum of Washington and on the Board of Advisors of Catalyst and the National Women's Economic Alliance. She is also a member of the Commissioner's Advisory Council for the Ladies Professional Golf Association.

BOARD COMMITTEES AND MEETINGS

     Standing committees of the Board of Directors of the Company include the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.

     The Executive Committee is presently composed of J. M. Haggar, III (chairman) and Frank D. Bracken. Pursuant to the Bylaws of the Company, between meetings of the Board of Directors the Executive Committee has the full power and authority of the Board in the management of the business and affairs of the Corporation, except to the extent limited by statute. The Executive Committee meets periodically between meetings of the Board of Directors and held eight such meetings during fiscal 1997.

     The Audit Committee is presently composed of Norman E. Brinker (chairman), Rae F. Evans and Carlos H. Cantu. The Audit Committee provides the opportunity for direct communication between the independent certified public accountants, the internal accounting staff and the Board of Directors. The Audit Committee met twice during fiscal 1997 to review the scope and results of the fiscal 1996 audit, to review various matters with respect to internal financial controls and procedures, to consider the engagement of the Company's auditors for fiscal 1997 and to review the timing and planning of the 1997 audit.

     The Compensation Committee is presently composed of Richard W. Heath (chairman) and Rae F. Evans. The Compensation Committee provides recommendations to the Board of Directors regarding compensation for executive officers and senior management of the Company. The Compensation Committee also administers the Company's 1992 Long Term Incentive Plan, including the grant of stock options thereunder. The Compensation Committee met twice during fiscal 1997.

     The Nominating Committee is presently composed of J. M. Haggar, III (chairman), Norman E. Brinker and Richard W. Heath. The Nominating Committee investigates and recommends to the Board of Directors qualified nominees for election to the Board. The Nominating Committee will consider a nominee for director recommended by a stockholder of the Company if a written request naming the person to be placed in nomination, accompanied by a brief biographical description of the proposed nominee and his or her written consent to serve as a director if elected, is submitted and received by the Secretary of the Corporation not later than (i) 60 days following the end of the Corporation's fiscal year immediately preceding the annual meeting of the stockholders, or (ii) if a vacancy is to be filled at a special meeting of stockholders, five business days following the earlier of the public disclosure of such special meeting or the date notices thereof were mailed. The Nominating Committee met once during fiscal 1997.

     The Board of Directors held five meetings during the fiscal year ended September 30, 1997. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Richard W. Heath and Rae F. Evans comprised the Compensation Committee of the Company during fiscal 1997. Neither Mr. Heath nor Mrs. Evans has ever been an officer or employee of the Company. During fiscal 1997, J. M. Haggar, III served as a director of BeautiControl Cosmetics, Inc., for whom Mr. Heath serves as President and Chief Executive Officer.

DIRECTOR COMPENSATION

     Non-employee members of the Board of Directors receive $15,000 annually plus $1,000 for each Board meeting or committee meeting attended. Non-employee directors also receive a grant of stock options covering 9,000 shares of Common Stock on their initial election to the Board and an additional grant of stock options covering 6,000 shares of Common Stock upon each re-election to the Board. Directors who are also employees of the Company receive no additional compensation for their service on the Board and its committees.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes of ownership of the Common Stock with the Securities and Exchange Commission. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that during the fiscal year ended September 30, 1997, all such reports were timely filed, except that (a) a Form 5 reporting the repricing of options granted to Frank D. Bracken was filed late and (b) a Form 5 reporting the automatic grant of additional options to Rae F. Evans upon her re-election to the Board of Directors was filed late.

                               EXECUTIVE  COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of the Chief Executive Officer and the only two other executive officers of the Company for the fiscal years ended September 30, 1997, 1996 and 1995.

                                                         LONG TERM
                                 ANNUAL COMPENSATION    COMPENSATION
                             -------------------------- ------------
                                                         SECURITIES
                                                           UNDER-
                                             OTHER ANNUAL   LYING    ALL OTHER
     NAME AND         FISCAL SALARY   BONUS  COMPENSATION  OPTIONS  COMPENSATION
PRINCIPAL POSITION     YEAR   ($)    ($)(1)     ($)(2)      (#)(3)     ($)(4)
------------------     ---- -------  ------     ------      ------     ------

J. M. Haggar, III      1997 475,000  129,250    55,244           -      8,106
  Chairman and Chief   1996 450,000  108,400    54,150           -      7,752
  Executive Officer    1995 443,804  175,000    44,806         50,000   8,590

Frank D. Bracken       1997 420,000  105,750    47,222        147,277   8,106
  President and Chief  1996 400,000   87,200    45,954           -      7,752
  Operating Officer    1995 394,261  140,000    34,306         50,000   8,590

David M. Tehle (5)     1997  47,561   11,750      -            10,000   2,700
  Senior Vice President
  and Chief Financial
  Officer

---------------------------

(1) Reflects bonus earned during the fiscal year pursuant to the Company's Management Incentive Bonus Plan described in the Compensation Committee Report contained herein. In each case, the bonus was approved and paid during the following fiscal year.

(2) Represents tax reimbursements for the fiscal year pursuant to the Company's Deferred Annuity Plan described in the Compensation Committee Report contained herein.

(3) All awards were for the purchase of Common Stock of the Company pursuant to the 1992 Long Term Incentive Plan described in the Compensation Committee Report contained herein. The amount shown for Mr. Bracken in fiscal 1997 represents the net effect of the repricing of a portion of his previously granted stock options and the cancellation of the remainder.

(4) Represents car allowances and the Company's contributions to its defined contribution profit sharing plan and Section 401(k) retirement plan for the account of the executive officer.

(5)  Mr. Tehle joined the Company effective July 7, 1997.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options to the three executive officers of the Company during the fiscal year ended September 30, 1997.

                                                               POTENTIAL REALIZABLE
                                                               VALUE AT ASSUMED
                 SECURITIES  % OF TOTAL                        ANNUAL RATES OF STOCK
                 UNDERLYING   OPTIONS                          PRICE APPRECIATION
                  OPTIONS    GRANTED TO  EXERCISE              FOR OPTION TERM(3)
                  GRANTED   EMPLOYEES IN  PRICE    EXPIRATION  ---------------------
    NAME          (#) (1)   FISCAL YEAR   ($/SH)    DATE (2)   5% ($)     10% ($)
------------     ---------  ------------ --------  ---------  --------    -------
J. M. Haggar, III       0          0         -         -         -           -

Frank D. Bracken   57,275       11.1       13.50   11/13/02   213,063     471,946
                   49,092        9.5       13.50   10/29/03   225,332     511,048
                   40,910        7.9       13.50   11/14/04   224,596     523,648

David M. Tehle     10,000        1.9       13.50   07/23/07    84,900     215,200

-----------------

(1) Options are to purchase shares of the Company's Common Stock. Newly granted options vest in three equal increments on the first through the third anniversaries of the grant, subject to acceleration of vesting upon death, disability or retirement. The amounts shown for Mr. Bracken represents the net effect of the repricing of a portion of his previously granted stock options and the cancellation of the remainder. Mr. Bracken's repriced options are fully vested.

(2) All options are subject to earlier termination due to death, disability or termination of employment.

(3) These calculations and the assumed annual appreciation rates are disclosed pursuant to rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Common Stock.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     Shown below is information with respect to the three executive officers of the Company regarding option exercises during the fiscal year ended September 30, 1997, and the number and value of unexercised options held as of September 30, 1997.

                                                SECURITIES                  VALUE OF
                                                UNDERLYING                 UNEXERCISED
                                                UNEXERCISED                IN-THE-MONEY
                                                OPTIONS AT                  OPTIONS AT
                    SHARES                    FISCAL YEAR END (#)         FISCAL YEAR END ($) (1)
                  ACQUIRED ON     VALUE     ---------------------------  ------------------------
  NAME            EXERCISE (#) REALIZED ($) EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
--------          ------------ ------------ -----------  -------------  ----------- -------------
J. M. Haggar, III     0            0          190,000          0             0            0

Frank D. Bracken      0            0          147,277          0          202,506         0

David M. Tehle        0            0            0           10,000           0          13,750

---------------------
(1) Values stated are pre-tax and are based upon the closing price of $14.875 per share of the Company's Common Stock on Nasdaq National Market System on September 30, 1997, the last trading day of the fiscal year.

OPTION REPRICINGS

     During fiscal 1997, the Compensation Committee amended the terms of all stock options granted prior to fiscal 1997 under the Company's 1992 Long Term Incentive Plan, except for options previously granted to the Chief Executive Officer. Such amendments reduced the number of shares covered by the previously granted options and simultaneously reduced the exercise price of the remaining option shares. The Company has not previously repriced any outstanding stock options. Shown below is information with respect to the repricing of stock options previously granted to Frank D. Bracken, the only executive officer of the Company affected by the amendments.

                                                                             MARKET                    LENGTH OF
                            SECURITIES                       OPTIONS          PRICE                     ORIGINAL
                            UNDERLYING      EXERCISE         REPRICED      OF STOCK AT     NEW        OPTION TERM
                 DATE OF     OPTIONS    PRICE AT TIME OF      AFTER          TIME OF     EXERCISE     REMAINING AT
                REPRICING  REPRICED (#)  REPRICING ($)   CANCELLATION (#) REPRICING ($)  PRICE ($)   REPRICING DATE
                ---------  ------------  -------------   ---------------- -------------  ---------   --------------
Frank D. Bracken 08/22/97    70,000         16.50             57,275         13.50        13.50         5 years
                 08/22/97    60,000         18.25             49,092         13.50        13.50         6 years
                 08/22/97    50,000         21.50             40,910         13.50        13.50         7 years

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock with the return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Textile and Apparel Manufacturers Index ("S&P Apparel"). In accordance with the disclosure rules of the Securities and Exchange Commission, the measurement assumes a $100 investment in the Company's stock as of December 11, 1992 (the first day of public trading after the initial public offering) with all dividends reinvested, and a $100 investment in the indexes on November 30, 1992 (the end of the month prior to the Company's initial public offering).

RESEARCH DATA GROUP                    TOTAL RETURN - DATA SUMMARY

                            HGGR

                                        CUMULATIVE TOTAL RETURN
                                 --------------------------------------
                                 12/11/92  9/93  9/94  9/95  9/96  9/97

HAGGAR CORP.                HGGR      100    98   147   100    79    82

S & P 500                   I500      100   109   113   147   176   248

S & P TEXTILES (APPAREL)    ITXA      100    69    75    73   100   108

                           COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee, which is comprised of two non-employee directors of the Company, is responsible for structuring, evaluating and recommending to the Board of Directors the Company's executive compensation policies and the annual compensation of the executive officers and other senior management of the Company thereunder. In connection with such responsibilities, the Compensation Committee has exclusive authority to administer the Company's 1992 Long Term Incentive Plan, including the grant of stock options and other awards thereunder. All other actions of the Compensation Committee are subject to the approval of the Board of Directors.

EXECUTIVE COMPENSATION OBJECTIVES

     The primary objectives of the Compensation Committee are to ensure that the compensation provided to the Company's executive officers and other senior management integrates with Haggar's annual and long-term performance objectives, to reward superior performance, and to assist the Company in attracting, retaining and motivating executives with exceptional leadership abilities. Consistent with this philosophy, the Compensation Committee has established a competitive and appropriate total compensation package for the executive officers and other senior management of the Company consisting primarily of base salary, annual bonus pursuant to a Management Incentive Plan, discretionary payments under a Deferred Annuity Plan and stock options pursuant to the 1992 Long Term Incentive Plan. The Compensation Committee does not presently anticipate that the compensation of any executive officer will materially exceed the cap on deductibility imposed by Section 162(m) of the Internal Revenue Code during fiscal 1998.

ELEMENTS OF EXECUTIVE COMPENSATION

     BASE SALARY. The Compensation Committee recommends base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, length of service, individual performance and internal equity considerations. To ensure that the Company maintains its competitive position and retains the talent necessary to meet the challenges in the apparel industry, the Compensation Committee will continue to evaluate and analyze Haggar's base salaries and make appropriate adjustments.

     ANNUAL BONUS. The Board of Directors has approved a Management Incentive Plan pursuant to which certain members of senior management of the Company are eligible to receive a cash bonus following each fiscal year in which the Company meets or exceeds an annual net income goal established by the Board of Directors. The amount of individual bonuses is based on the performance of the Company, the total amount of funds available for distribution and each participant's incentive base amount (provided that no participant's bonus may exceed 200% of his incentive base amount). Eligibility to participate in the Management Incentive Plan and the amount of the bonus pool are determined by the Compensation Committee and approved by the Board of Directors.

     DISCRETIONARY PAYMENTS. The Company has established a Deferred Annuity Plan pursuant to which all salaried and sales personnel whose total salary, commissions and incentive base is $50,000 or more may make voluntary contributions to deferred annuity investment products on an after-tax basis through payroll deductions or direct payment. Each year, the Board of Directors determines whether to pay an additional cash bonus to any of the participants in the Deferred Annuity Plan for the purpose of compensating for federal income taxes owed on the annuity plan investment contribution and the bonus. Although the Compensation Committee does not administer the Deferred Annuity Plan, bonuses paid to executive officers thereunder are subject to review and approval by the Compensation Committee in connection with its evaluation of the total compensation of the Company's executive officers.

     STOCK OPTIONS. Stock options are granted by the Compensation Committee under the Company's 1992 Long Term Incentive Plan. One of the Compensation Committee's priorities is for the executive officers and senior management of the Company to be significant stockholders so that their interests are aligned with the interests of Haggar's other stockholders. The Compensation Committee believes that this strategy motivates executives to remain focused on the overall long-term performance of the Company. Under the 1992 Long Term Incentive Plan, stock options are granted with an option exercise price not less than the fair market value of the Common Stock on the day of grant. Stock options are normally granted annually and, in support of the Compensation Committee's ownership objectives, are intended to be granted to the executive officers at levels at the high end of the competitive market range of comparable companies. Stock options granted during fiscal 1997 vest ratably over three years and remain exercisable for ten years from the date of grant, subject to the provisions of the 1992 Long Term Incentive Plan.

     During fiscal 1997, the Compensation Committee reviewed the exercise prices of all options previously granted to Haggar employees under the 1992 Long Term Incentive Plan and determined that the exercise price of a majority of such options was too high to provide the desired performance incentive. Therefore, on August 22, 1997 the Compensation Committee amended all of the previously issued and unexercised employee stock options (other than options held by the Chief Executive Officer) to provide an exercise price equal to the fair market value of the Common Stock on such date. However, as a condition of repricing these outstanding options, the Compensation Committee reduced the number of unexercised options held by each employee by approximately 27% (apportioned ratably between vested and unvested portions of each prior option grant).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer participates in the same executive compensation program provided to the other executive officers and senior management of the Company as described above. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a major portion of his compensation depend on the achievement of performance criteria.

     The Chief Executive Officer's total cash compensation for fiscal 1997 was $667,600. Approximately 19.4% of this amount was earned under the annual Management Incentive Program. The Chief Executive Officer's base salary was increased during fiscal 1997 to $475,000, an approximately 5.5% increase from his former base salary. In light of the Company's continued promotion of new products and the leadership required to implement the Company's strategic objectives, the Compensation Committee believes that the Chief Executive Officer's total compensation for fiscal 1997 was reasonable and appropriate.

CONCLUSION

     The Compensation Committee believes the mix of conservative salaries, cash incentives for short-term performance and the potential for equity-based rewards for long-term performance represents an appropriate balance of executive compensation. This balanced executive compensation program provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results the Company strives to achieve.

                                       The Compensation Committee:

                                       Richard W. Heath
                                       Rae F. Evans


                       RATIFICATION OF SELECTION OF AUDITOR
                                     (ITEM 2)

     The Board of Directors has selected Arthur Andersen LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1998, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent certified public accountants. Arthur Andersen LLP served as the Company's independent certified public accountants for the fiscal year ended September 30, 1997, and has reported on the Company's consolidated financial statements for such year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     The Board of Directors has the responsibility for selecting the Company's independent certified public accountants and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders' opinions, which the Board of Directors will take into consideration in future deliberations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

                                   OTHER BUSINESS
                                      (ITEM 3)

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                          DATE FOR RECEIPT OF PROPOSALS

     Any proposal to be presented by a stockholder at the Company's 1998 Annual Meeting of Stockholders must be presented to the Secretary of the Company not later than September 18, 1998.

                                       By Order of the Board of Directors


                                       /s/ J. M. Haggar, III
                                       ----------------------------------------
                                       J. M. Haggar, III
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER


January 16, 1998
Dallas, Texas


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   HAGGAR CORP.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 11, 1998
      THIS PROXY IS SOLICITED ON BEHALF OF HAGGAR CORP.'S BOARD OF DIRECTORS

   The undersigned hereby appoints Marc Joseph and David M. Tehle and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Haggar Corp. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Haggar Corp. to be held on Wednesday, February 11, 1998, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

   This proxy, when properly executed, will be voted in the manner directed. Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, no boxes need to be checked. Regardless of how you vote, the proxy must be signed to be valid. If you attend the meeting, you may revoke your proxy and vote in person.

-------------------------------------------------------------------------------
                             - FOLD AND DETACH HERE -

                                                      Please mark
                                                      your votes as
                                                      indicated in     /X/
                                                      this example


                             THE TWO RESOLUTIONS ON THE BALLOT ARE:

1. ELECTION OF DIRECTORS                                                             2. APPROVAL OF ARTHUR
                                                                                        ANDERSEN LLP AS INDEPENDENT
                                                                                        CERTIFIED PUBLIC ACCOUNTANTS

FOR all nominees         TO WITHHOLD       NOMINEES: Richard W. Heath, J.M. Haggar, III
(Except as marked         AUTHORITY        (INSTRUCTIONS: To withhold authority to
to the contrary)      (For all nominees    vote for any individual nominee, write
                           listed)         that nominee's name in the space
                                           provided below.)                               FOR     AGAINST   ABSTAIN
       / /                  / /                                                           / /       / /       / /
                                           ----------------------------------------


                                                                                      CHANGE
                                                                                        OF         / /
                                                                  __                  ADDRESS
                                                                    |
                                                                    |
                                                                                      I PLAN TO
                                                                                       ATTEND    / /
                                                                                     THE MEETING



Signature(s)                                                                                   Date
             -------------------------------------------------------------------------------        ----------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
----------------------------------------------------------------------------------------------------------------
                                                - FOLD AND DETACH HERE -